                                                                     Exhibit 4.4

                         MANAGEMENT STOCK OPTION PLAN
                                      OF
                               AMERICREDIT CORP.


     Section 1.   Purpose.

     This Management Stock Option Plan of AmeriCredit Corp. (the "Plan") is intended as an employment incentive for employees of the Company other than Senior Management Officers (as defined below), to retain in the employ of the Company and any subsidiary of the Company, and including any corporation that becomes a subsidiary of the Company, persons of training, experience and ability, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company.

     Section 2.   Definitions.

     As used herein, the following terms shall have the meaning indicated:

          (a) "Agreement" shall mean the agreement between the Company and the Optionee that evidences the Option.

          (b) "Business Day" shall mean (i) if the Common Stock trades on a national exchange, any day that the national exchange on which the Common Stock trades is open or (ii) if the Common Stock does not trade on a national exchange, any day that commercial banks in the City of New York are open.

          (c)  "Board" shall mean the Board of Directors of the Company.

          (d) "Committee" shall mean the Stock Option/Compensation Committee of the Board.

          (e) "Common Stock" shall mean the Common Stock, par value one cent ($0.01) per share, of the Company.

          (f) "Company" shall mean AmeriCredit Corp., a Texas corporation, and its wholly owned subsidiaries.

          (g) "Date of Grant" shall mean the date on which an Option is granted pursuant to the terms hereof.

          (h)  "Director" shall mean a member of the Board.

          (i)  "Effective Date" shall mean February 3, 2000, the date as of which the Plan was adopted by the Board.
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          (j)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k)  "Fair Market Value" shall mean:

                    (i) If Shares are listed on a national securities exchange at the date of determining the Fair Market Value, the closing sales price on such exchange on the next Business Day immediately preceding the date of determining Fair Market Value, as reported in any newspaper of general circulation; or

                    (ii) If Shares shall not be listed as provided in Subsection 2(j)(i), a value determined by any fair and reasonable means prescribed by the Committee.

          (l) "Internal Revenue Code" or " Code" shall mean the Internal Revenue Code of 1986 as it now exists or may be amended from time to time and the rules thereunder.

          (m) "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

          (n) "Option" (when capitalized) shall mean any stock option granted under this Plan.

          (o) "Optionee" shall mean any eligible person to whom an Option has been granted under this Plan.

          (p) "Plan" shall mean this Management Stock Option Plan of AmeriCredit Corp.

          (q) "Senior Management Officers" shall mean, with respect to the Company or any subsidiary of the Company, any Director, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President and any other officer or employee designated by the Board from time to time as an "executive officer" pursuant to Section 16 of the Exchange Act.

          (r) "Share(s)" shall mean a share or shares of the Common Stock.

     Section 3.   Total Aggregate Shares.

     Subject to adjustments provided in Section 12 hereof, a total of Three Million (3,000,000) Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company and such number of Shares shall be and hereby are reserved for issuance for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the

Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire, terminate, or be canceled or surrendered prior to its exercise in full, the Shares theretofore subject to such Option may again be the subject of an Option under the Plan.

     Section 4.   Administration of the Plan.

          (a) The Plan shall be administered by the Committee.

          (b) Subject to the express provisions of this Plan, the Committee shall have the authority, in his sole and absolute discretion, but consistent with the terms and provisions of this Plan, (i) to designate participants, the number of shares covered by each grant of an Option, and the duration that the Option shall be exercisable, (ii) to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan; (iii) to determine the terms and provisions of the respective Agreements (which need not be identical); (iv) to construe the terms of any Agreement and the Plan; (v) as provided in Subsection 12(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to outstanding Options, the number of Shares reserved under the Plan and the number of Shares subject to Options granted subsequently; and (vi) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent he shall deem expedient to carry it into effect, and he shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 4(b), and such determinations shall be final, binding and conclusive.

     Section 5.   Type of Options.

     All Options granted under the Plan shall be Nonqualified Stock Options.

     Section 6.   Exercise Price.

     The exercise or option price of each Share issuable upon exercise of an Option shall be the Fair Market Value of such Share on the Date of Grant.

     Section 7.  Exercise of Options; Certain Conditions to Grant

          (a) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan.

          (b) Options may be exercised solely by the Optionee during his lifetime or after his death by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

          (c) An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions of the applicable Agreement; and (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company.

          (d) The exercise price of any Shares purchased shall be paid solely in cash, by certified or cashiers check, or by money order or, in the discretion of the Committee or an employee of the Company designated by the Committee, by personal check.

          (e) The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

          (f) The Committee may in his sole discretion accelerate the date on which any Option may be exercised.

     Section 8. Designation of Participants; Senior Management Officers Not Eligible to Participate.

     The persons eligible for participation in this Plan as Optionees shall consist of all employees of the Company other than Senior Management Officers. Upon becoming a Senior Management Officer, an employee of the Company shall become ineligible for further participation in this Plan.

     Section 9.   Termination of Option Period.

          (a) Except as otherwise provided herein, the unexercised portion of any Option shall terminate at such times and upon such conditions as the Committee shall provide in such Option.

          (b) The Committee, in his sole discretion, may, by giving written notice to an Optionee ("Cancellation Notice"), cancel any portion of an Option that remains unexercised on the date (the "Cancellation Date") of the consummation of any of the following (collectively, a "Cancellation Event"): (i) any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 % of
     (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or (iii) a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company. Such Cancellation Notice shall be given to an Optionee at least thirty (30) days prior to the Cancellation Date, and may be given either before or after shareholder approval of the Cancellation Event. If a Cancellation Event is not consummated, any Cancellation Notice with regard to such Cancellation Event shall be of no effect.

     Section 10.  Terms of Option.

     The Options granted under this Plan shall be for a term of not more than ten years from the Date of Grant.

     Section ll.  Assignability of Options.

     Except as may be permitted by Section 7(b) hereof, options may not be transferred, assigned or hypothecated after their grant and any attempt to transfer, assign or hypothecate shall cause such Option to become null and void.

     Section 12.  Adjustments.

          (a) If at any time there shall be an increase or decrease in the number of issued and outstanding Shares, through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate proportional adjustment shall be made in the number of Shares (and with respect to outstanding Options, the exercise price per Share): (i) subject to outstanding Options;
     (ii) reserved under the Plan; and (iii) subject to Options granted subsequently. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of such dispute. Such determination shall be final, binding and conclusive.

          (b) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume an Option, the respective Agreement and this Plan, the Optionee shall be entitled to receive, upon the exercise of such Option, with respect to each Share issuable upon exercise of such Option, the number of shares of stock of the surviving corporation (or equity interest in any other entity) and any other notes, evidences of indebtedness or other property that Optionee would have received in connection with such merger, consolidation or other reorganization had it exercised the

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     Option with respect to such Share immediately prior to such merger, consolidation or other reorganization.

          (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

          (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company, (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     Section 13.  Taxes

     The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines are required in connection with any Options granted under the Plan, or in connection with the exercise of any Option.

     Section 14. Amendment, Modification, Suspension or Discontinuance of this Plan.

     The Board may amend, modify or terminate the Plan and any outstanding Options at any time and in any respect. The Board may not, however, amend, modify or terminate an outstanding Option without the Optionee's consent if such amendment, modification or termination materially impairs such outstanding Option. In any event, the Board may amend, modify or terminate an outstanding Option without the Optionee's consent as provided in Subsection 9(b).

     Section 15.  Governmental Regulations.

     This Plan, and the granting of Options and the exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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     Section 16.  Acceleration on Change in Control.

          (a) In the event of a change in control of the Company (as hereafter defined) all Options shall become fully exercisable (hereafter, in this Section, "accelerated"). As used herein, the term "change in control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(b)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons, has acquired), gross assets of the Company that have an aggregate fair market value greater than or equal to 50% of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

          (b) Notwithstanding any provisions hereof to the contrary, if an Option is accelerated, the portion of the Option which is accelerated may, in the discretion of the Committee, be limited to that portion which can be accelerated without causing the Optionee to have an "excess parachute payment" as determined under section 280G of the Code, determined by taking into account all of Optionee's "parachute payments" determined under section 280G of the Code, all as reasonably determined by the Committee.

     Section 17.  Miscellaneous.

          (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

          (b) Neither the members of the Board nor the members of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company) and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

          (c) Any payment of cash or any issuance or transfer of Shares to the Optionee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

          (d) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

          (e) Records of the Company shall be conclusive for all purposes under the Plan, unless determined by the Committee to be incorrect.

          (f) The Company shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under the Plan.

          (g) Any action required of the Company relating to the Plan shall be by resolution of its Board or act of the Committee.

          (h) If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

          (i) Whenever any notice is required or permitted under the Plan, such notice must be in writing and personally delivered or sent by mail or next day delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Subsection 17(i) or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Subsection 17(i). The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

          (j) Any person entitled to notice under the Plan may waive such notice.

          (k) The Plan shall be binding upon the Optionee, its successors and permitted assigns, upon the Company, its successors and assigns, and upon the Board and the Committee and their successors and assigns.

          (1) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

          (m) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or the corporate law of the state of the Company's incorporation. The obligation of the Company to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

          (n) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.


     Section 18.  Termination Date.

     This Plan shall be effective as of the Effective Date and shall terminate on the tenth (10th) anniversary of the Effective Date.

     ADOPTED BY THE BOARD OF DIRECTORS:  February 3, 2000



                                      AMERICREDIT CORP.



                                 By: /s/ Chris A.Choate
                                     -----------------------------
                                         Chris A. Choate
                                         Secretary

                               AMERICREDIT CORP.
                          MANAGEMENT STOCK OPTION PLAN
                          [firstname] [lastname]


     1.  Grant of Option.  As of [date] ("Date of Grant"), AmeriCredit Corp.
         ---------------
(the "Company") hereby grants to [firstname] [lastname] (the "Optionee") a Nonincentive Stock Option (the "Option") to acquire [thou] Thousand [hun] Hundred ([Share]) shares of the Common Stock, one cent ($0.01) par value of the Company ("Shares") pursuant to the Management Stock Option Plan of AmeriCredit Corp. (the "Plan").

     2.  Definitions.
         -----------

         (a) Cause.  Termination of the Optionee's position or positions with
             -----
     the Company by the employer shall be deemed "for cause" if and only if it is for reasons of the Optionee's willful misconduct or gross negligence.

         (b) "Committee" shall mean the Stock Option Committee and/or the
              ---------
     Compensation Committee appointed pursuant to the Plan by the Board of Directors of the Company, or the Board of Directors if no such Committee is appointed.

         (c) Employment.  For all purposes of this Option, the Optionee shall be
             ----------
     deemed to be employed so long as he is employed by the Company or by any Subsidiary of the Company.

         (d) "Fair Market Value" of a Share on any date of reference shall be
              -----------------
     the value determined by the Committee in its sole discretion in a fair and uniform manner; provided however, if Shares are registered under the Securities Act of 1933, the "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system, (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding days, or (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sales price of the Shares on such system.

         (e) "Subsidiary" shall mean any corporation (other than the Company)
              ----------
     in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.  Exercise Price.  The exercise price is $[Price] per Share.
         --------------

     4.  Exercise Schedule.  This Option shall be exercisable as follows:
         -----------------
[Vesting].

     5.  Transferability.  This Option is not transferable otherwise than by
         ---------------
will or the laws of descent and distribution and during the lifetime of the Optionee is exercisable only by the Optionee, his guardian or legal representative.

     6.  Termination of Option.
         ---------------------

         (a) The unexercised portion of this Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

              (i) ninety (90) days after the date that an Optionee ceases to be employed by the Company regardless of the reason therefore other than
                                                                    ----------
         as a result of such termination by reason of death or mental or physical disability of Optionee as determined by a medical doctor satisfactory to the Committee or as a result of such termination of Optionee for cause;

              (ii) one (1) year after the date that the Optionee suffers a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

              (iii) (A) one (1) year after the date that Optionee ceases to be employed by the Company by reason of Death of the Optionee, or (B) six (6) months after the date on which the Optionee shall die if that shall occur during the ninety-day period described in Subsection 6(a)(i) or the one-year period described in Subsection 6(a)(ii);

              (iv) the date that Optionee ceases to be employed by the Company as a result of the termination of such position for cause; and

              (v)  [Expire].
2

         (b) The Committee in its sole discretion may, by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any of the following corporate transactions, all or any portion of this Option which remains unexercised on such date:

              (i) any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), which has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity which results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other corporate transaction;

              (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive;

              (iii) a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company.

     Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

         (c) The Committee in its sole discretion shall have the power to cancel, effective upon the date determined by the Committee in its sole discretion, all or any portion of this Option which is then exercisable (whether or not accelerated by the Committee) upon payment to the Optionee of cash in an amount which, in the absolute discretion of the Committee, is determined to be equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such Option on the effective date of the cancellation over (ii) the aggregate exercise price of such Option.

     7.  Payment of Exercise Price.  This Option shall be deemed exercised when
         -------------------------
(i) the Company has received written notice of such exercise in accordance with the terms of this Option, (ii) full payment of the aggregate option price of the Shares as to which this Option is exercised has been made, and (iii) arrangements which are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount which the Committee determines to be necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable federal or state income tax withholding requirements. The option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value at the date of exercise.


     8.  Adjustment of Shares.
         --------------------

         (a) If at any time after [Date] (the date of the grant of this Option) while any unexercised portion of this Option is outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate adjustment shall be made in the number of Shares and the exercise price per Share of such outstanding portion of this Option, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to purchase at the same aggregate exercise price.

         (b) The Committee may change the terms of any outstanding portion of this Option with respect to the exercise price or the number of Shares subject to the Option, or both, when, in its sole discretion, such adjustment becomes appropriate by reason of any corporate transaction (as defined in Treasury Regulation Section 1.425-1(a)(1)(ii)).

         (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to any outstanding portion of this Option.

         (d) Without limiting the generality of the foregoing, the existence of any outstanding portion of this Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issuance by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

     9.  Issuance of Shares.  No person shall be, or have any of the rights or
         ------------------
privileges of, a shareholder of the Company with respect to any of the Shares subject to this Option unless and until certificates representing such Shares shall have been issued

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

and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, this Option or any law or regulation including, but not limited to, the following:

              (i) A representation, warranty, or agreement by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and

              (ii) A representation, warranty, or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Share certificates issued to an Optionee who is a party to any shareholders agreement or a similar agreement shall bear the legends contained in such agreements.

     10.  Withholding.  Prior to the issuance of any Shares to Optionee under
          -----------
this Option, Optionee shall pay to the Company in a form satisfactory to the Committee the amount (if any) which the Committee reasonably determines to be necessary for the Company or the Subsidiary which employs the Optionee to withhold in accordance with applicable income tax withholding requirements.

     11.  No Right to Continue Employment.  This Option shall not confer upon
          -------------------------------
the Optionee any right to continued employment for the length of the vesting schedule or for any portion thereof.

     12.  Law Governing.  This Agreement is to be performed in the State of
          -------------
Texas and shall be construed and enforced in accordance with and governed by the laws of such state.

     13.  Interpretation.  The Optionee accepts this Option subject to all the
          --------------
terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

     14.  Severability.  If any provision of this Agreement is invalid, illegal
          ------------
or unenforceable, the remaining provisions shall not be affected.

     15.  Notices.  Any notice under this Agreement shall be in writing and
          -------
shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Secretary of the Company at the address indicated on the signature page of this Agreement, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to his last permanent address shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirement of this section.

     16.  Heirs, Successors and Assigns.  Each and all of the covenants, terms,
          -----------------------------
provisions and agreements contained herein shall be binding upon and inure to the benefit of the Optionee's heirs, legal representatives, successors and assigns.

     17.  Originals.  This Agreement may be executed in duplicate originals, the
          ---------
production of either of which shall be sufficient for all purposes for the proof of the terms of this Agreement.


                                     AMERICREDIT CORP.
                                     801 Cherry St., Suite 3900
                                     Fort Worth, Texas  76102

                                     By: ___________________________
                                         CLIFTON H. MORRIS, JR.
                                         Chairman of the Board and
                                         Chief Executive Officer



                                     __________________________________
                                     [firstname] [lastname]

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